                                                                    EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the EndoSonics Corporation 1998 Stock Option Plan of our report dated February 18, 2000 with respect to the consolidated financial statements and schedule of EndoSonics Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



                                                          /s/ ERNST & YOUNG LLP


Sacramento, California
September 6, 2000